UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 30, 2024

Date of Report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17706	23-2318082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA		18951-9005
(Address of principal executive offices)		(Zip Code)

(215) 538-5600 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QNBC	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2024, QNB Corp. (the "Company") entered into Subordinated Note Purchase Agreements (collectively, the "Subordinated Note Purchase Agreements") with certain qualified institutional buyers and accredited investors (collectively, the "Subordinated Note Purchasers") pursuant to which the Company issued and sold $40.0 million in aggregate principal amount of its 8.875% Fixed-to-Floating Rate Subordinated Notes due 2034 (the "Subordinated Notes"). The Subordinated Notes were offered and sold by the Company to the Subordinated Note Purchasers in a private offering in reliance on the Section 4(a)(2) exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the offering for general corporate purposes and potential future strategic opportunities.

The Subordinated Notes mature on September 1, 2034 and bear interest at a fixed annual rate of 8.875%, payable semi-annually in arrears, to but excluding September 1, 2029. From and including September 1, 2029 to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum initially equal to the then-current three-month Secured Overnight Financing Rate published by the Federal Reserve Bank of New York plus 545 basis points, payable quarterly in arrears. The Company is entitled to redeem the Subordinated Notes, in whole or in part, at any time on or after September 1, 2029, and to redeem the Subordinated Notes at any time in whole upon certain other events. Any redemption of the Subordinated Notes will be subject to prior regulatory approval to the extent required.

The Subordinated Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Subordinated Notes are not subject to redemption at the option of the holders. The Subordinated Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Subordinated Notes rank junior in right to payment to the Company's current and future senior indebtedness. The Subordinated Notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

The form of Subordinated Note Purchase Agreement and the form of Subordinated Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Subordinated Note Purchase Agreements and the Subordinated Notes are not complete and are qualified in their entirety by reference to the complete text of the relevant exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K and the full text of the form of the Subordinated Note, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On September 3, 2024, the Company issued a press release announcing the completion of the offering of the Subordinated Notes and the Senior Notes, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

4.1	Form of Subordinated Note
10.1	Form of Subordinated Note Purchase Agreement
99.1	Press Release, dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB CORP.

Dated: September 3, 2024

	By:	/s/ Jeffrey Lehocky
Jeffrey Lehocky
Chief Financial Officer